In re Farmland Transportation		Case No. 02-50564

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF FEBRUARY, 2004

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ 25,055.80
UST Quarterly Fees	$ -
Other Expenses	$ 400.00
Total Operating Expenses		$ 25,455.80
Net Income (Loss)		($25,455.80)

CURRENT ASSETS
Accounts Receivable at end of month		$ 16,546.76
Increase (Decrease) in AR for month		$ (19,852.60)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ (1,241.40)
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in post-petition debt		$ -
Increase (Decrease) in pre-petition debt		$ -
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ -
Total Taxes Payable		$ -

Footnote:
PRE Fed Income Tax	0.00